                                                                       EXHIBIT 5








                                    Exhibit 5

                          Opinion of Alston & Bird LLP

                        [Letterhead of Alston & Bird LLP]

                                  July 21, 1997

Vaxcel, Inc.
154 Technology Parkway
Technology Park/Atlanta
Norcross, Georgia 30092

         Re: Form S-8 Registration Statement of Vaxcel, Inc.-- Vaxcel, Inc. 1993 Stock Option Plan and
                  Vaxcel, Inc. Replacement Stock Option Plan for Zynaxis Options

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Vaxcel, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of up to 1,015,480 shares of the $.001 par value Common Stock of the Company (the "Shares") to be issued pursuant to the Vaxcel, Inc. 1993 Stock Option Plan and the Vaxcel, Inc. Replacement Stock Option Plan for Zynaxis Options (the "Plans").

         We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Certificate of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company. For purposes of this opinion, we assume that all Shares will be issued in accordance with the Plans.

         In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plans, will be duly authorized, legally issued, fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                       ALSTON & BIRD LLP


                                       By: /s/ George M. Maxwell, Jr.
                                           ------------------------------
                                               George M. Maxwell, Jr.